Exhibit 99.2

LIVEWIRE ERGOGENICS, INC.

Index to Unaudited Pro Forma Combined Financial Statements

LIVEWIRE ERGOGENICS, INC.

Introduction to Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements are presented to illustrate the effects of SF Blu Vu, Inc. (SF Blu”) having entered into purchase agreement (the “Purchase”) for the exchange of shares on June 24, 2011 with Live LIVEWIRE ERGOGENICS, INC.

LiveWire MC2, LLC, (“LiveWire”) a limited liability company formed under the laws of California, and its members.  Pursuant to the terms of the agreement, the member s of LiveWire transferred all of their interests to SF Blu, Inc. in exchange for the issuance of 30,000,000 shares of SF Blu’s common stock.  As a result of the share exchange, LiveWire MC2 became a wholly-owned subsidiary of SF Blu Vu, with the members of Live Wire MC2  acquiring approximately 60% of the total issued and outstanding common stock of SF Blu Vu subsequent to the Purchase, effectively obtaining operational and management control of SF Blu Vu.

The Purchase for the exchange of shares has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of LiveWire, with LiveWire as the accounting acquirer and SF Blu as the accounting  acquiree. For legal purposes LiveWire is the legal acquiree and SF Blu is the legal acquirer and surviving corporation.  The shares issued are treated as being issued for cash and are shown as outstanding for the period presented in the same manner as for a stock split.  SF Blu Vu was a shell prior to the merger, having no assets or liabilities, and seeking a viable business to acquire.  LiveWire, the operating company, is the accounting acquirer, and accordingly pro forma information for the combined group is presented as that of LiveWire.

The corporate name of SF Blu Vu was changed to LiveWire Ergogenics, Inc. on September 20, 2011.

The unaudited pro forma financial statements as of June 30, 2011, and for the six months then ended assumes that the purchase agreement for the share exchange occurred on June 30, 2011.  The information presented in the unaudited pro forma is not indicative of future financial results.  The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of SF Blu Vu, Inc. and Live Wire MC2, LLC.

LiveWire Ergogenics, Inc.
(Formerly known as SF Blu Vu, Inc.)
Proforma Balance Sheet
June 30, 2011

		Live Wire
	SF Blu	MC2,	Proforma		Proforma
	Vu, Inc.	LLC	Adjustments		Consolidated
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

	Assets
Current Assets
Cash and Cash Equivalents	$-	$3,183			$3,183
Accounts Receivable	-	120,023			120,023
Inventory	-	54,341			54,341
Total Current Assets	-	177,547			177,547

Fixed Assets
Automobiles	-	15,377			15,377
Accumulated Depreciation	-	(3,076)			(3,076)
Total Fixed Assets	-	12,301			12,301

Total Assets	$-	$189,848	$-		$189,848

	Liabilities and Members' Capital (Deficit)
Liabilities
Curent Liabilities
Accounts Payable	$153,999	$521,738	(153,999)	(2)	$521,738
Advance from shareholder	26,227	-	(26,227)	(2)	-
Officers' Loans	-	55,000			55,000
Total Current Liabilities	180,226	576,738	(180,226)		576,738

Stockholders' Equity / Members' Capital (Deficit)
Preferred Stock, $0.0001 par value, 10,000,000
shares authorized, no shares issued
and outstanding
Common Stock, $0.001 par value, 10,000,000
shares authorized, 4,933,529 shares
issued and outstanding	493		3,000	(1)	3,493
Additional Paid-in Capital / Members' Equity	322,220	128,000	(322,713)	(2)	124,507
			(3,000)	(1)
Accumulated Deficit	(502,939)	(514,890)	502,939	(2)	(514,890)
Stockholders' Deficit / Members' Deficit	(180,226)	(386,890)	180,226		(386,890)

Total Liabilities and Members' Deficit	$-	$189,848	$-		$189,848

LiveWire Ergogenics, Inc.
(Formerly known as SF Blu Vu, Inc.)
Proforma Statement of Operations
For the year ended December 31, 2011

		Live Wire
	SF Blu	MC2,	Proforma		Proforma
	Vu, Inc.	LLC	Adjustments		Consolidated
	(unaudited)	(unaudited)	(unaudited)		(unaudited)

Sales	$-	$369,680			$369,680
Cost of goods sold	-	192,501			$192,501

Gross Profit	-	177,179			177,179

Selling Costs	-	454,586			$454,586
General and Administrative Costs	39,457	123,158			$162,615

Total Expenses	39,457	577,744			617,201

Net Income before other income and
and expenses	(39,457)	(400,565)			(440,022)

Other Income & Expenses
Interest Expense	-	(915)			$(915)

Net Income (Loss)	$(39,457)	$(401,480)	$-		$(440,937)

Basic and Diluted Loss per share:	$(0.01)		$-		$(0.01)

Weighted Average shares outstanding -			15,000,000	(3)
basic and diluted	4,933,529		30,000,000	(4)	49,933,529

LIVEWIRE ERGOGENICS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The purchase agreement for the exchange of stock that was closed on September 2, 2011, is deemed to be a reverse acquisition.  In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, SF Blu Vu, Inc. is the legal acquirer of Live Wire MC2, LLC, and the surviving corporation.  Live Wire MC2, LLC, the operating company, is the accounting acquirer of SF Blu Vu, Inc. The financial statements of the  combined entity will in substance be those of Live Wire MC2.  SF Blu Vu is deemed to be a continuation of the business of Live Wire MC2.  The outstanding stock of SF Blu Vu will be accounted for at net book value and no goodwill will be recognized.

Unaudited pro forma adjustments reflect the following transactions:

			Dr.	Cr.
1)	Additional Paid-in Capital		3,000
		Common Stock		3,000

To reflect the issue of 30,000,000 SF Blu common stock to acquire LiveWire

	Reverse Entry
2)	Accounts Payable (SF Blue)		153,999
	Advance from shareholder (SF Blu)		26,227
	Additional Paid-in Capital (SF Blu)		322,713
		Accumulated Deficit (SF Blu)		502,939
			502,939	502,939

3)	To reflect the issuance of 15,000,000 shares of common stock of SF Blu sold prior to the Purchase in May 2011 for earnings per share purposes.

4)	To reflect the issuance of 30,000,000 shares of common stock of SF Blu in accordance with the Purchase of LiveWire for earnings per share purposes.